Exhibit 99

EXPERTS

The financial statements and the related financial statement schedules, incorporated in the Prospectus (included as part of Registration Statement No. 333-123847), which is incorporated in this Registration Statement by reference, from the Allstate Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the financial statements and related financial statement schedules and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004 and changes in the methods of accounting for embedded derivatives in modified coinsurance agreements and variable interest entities in 2003), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.